UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2021

LESLIE’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 366-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LESL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2021, Leslie’s, Inc. (the “Company”) entered into a share repurchase agreement with Bubbles Investor Aggregator, L.P. and Explorer Investment Pte. Ltd. (together, the “Selling Stockholders”), each a greater than 5% beneficial owner of the Company’s common stock, par value $0.001 per share (the “Common Stock”), providing for the repurchase by the Company from the Selling Stockholders, conditioned on the closing of the Offering (as defined below), of an aggregate of 7,500,000 shares of Common Stock held by the Selling Stockholders. The price per share of repurchased Common Stock paid by the Company was $20.25, which represents the per share price at which shares of Common Stock were sold to the public in the Offering less the underwriting discount. This repurchase transaction closed on December 16, 2021. The Company intends to retire the repurchased shares of Common Stock.

The foregoing description of the share repurchase agreement is not complete and is qualified in its entirety by reference to the complete text of the share repurchase agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On December 14, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholders, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (together, the “Underwriters”) pursuant to which the Selling Stockholders agreed to sell to the Underwriters an aggregate of 12,500,000 shares of Common Stock at a price per share of $20.25 (the “Offering”). The Selling Stockholders also granted the Underwriters a 30-day option to purchase up to an aggregate of 1,875,000 additional shares of Common Stock (the “Additional Shares”) owned by the Selling Stockholders. The Offering, including the sale of the Additional Shares, closed on December 16, 2021.

The Offering was made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-261060) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on November 15, 2021, each of which has been filed with the SEC.

The Selling Stockholders received all net proceeds from the sale of Common Stock pursuant to the Underwriting Agreement. The Company did not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning, among other things, its business and its Registration Statement on Form S-3 and the preliminary prospectus supplement and final prospectus supplement related to the Offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated December 14, 2021 among Leslie’s, Inc., the selling stockholders party thereto and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as underwriters.

10.1	Share Repurchase Agreement dated December 14, 2021 among Leslie’s, Inc. and the selling stockholders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESLIE’S, INC.

By:	/s/ Steven M. Weddell
Name:	Steven M. Weddell
Title:	Executive Vice President and Chief Financial Officer

Date: December 16, 2021